PLACEMENT AGENT AGREEMENT

April 3, 2008

Smart Energy Solutions, Inc.
210 West Parkway
Pompton Plains, NJ 07444
Attn:	Pete Mateja, Chief Executive Officer Edward Braniff, Chief Financial Officer

Gentlemen:

1.	Offering.

A. Smart Energy Solutions, Inc., a Nevada corporation (the “Company”), hereby engages EKN Financial Services, Inc. (“Placement Agent”) to act as its exclusive placement agent (with permitted sub-placement agents) in connection with the issuance and sale by the Company (the “Offering”) of $4,000,000 (subject to an over-allotment option of 25%) of its equity securities (the “Securities”), which will include shares of the Company’s common stock (the “Common Stock”) and warrants. For the purposes of this Agreement, the term Securities will not include certain existing convertible promissory notes, in the aggregate principal amount of $500,000 (the “Convertible Promissory Notes”), which the Company is converting on the same terms as the Securities issued in the Offering at the closing of Offering. The Offering will include Common Stock, which shall be sold at a 40% discount to the average closing price of the Common Stock as quoted on the over-the-counter market under the symbol “SMGY” for 15 consecutive trading days prior to the closing, and warrants to purchase an additional amount of Common Stock equal to 25% of the aggregate number of shares of Common Stock sold in the Financing, which warrants shall be exercisable, for a period of five (5) years from the closing, at an exercise price per share equal to 100% of the purchase price of the Common Stock sold in the Financing (the “Warrants”). For the purposes of this Placement Agent Agreement the “Closing” shall be defined as such time when the Placement Agent and the Company receive and approve executed Securities Purchase Agreements and subscription funds for a minimum of $4,000,000. Subject to the over-allotment option of 25%, subsequent closings may take place up to $5,000,000. Placement Agent is hereby authorized to engage, at Placement Agent’s option, the services of other broker-dealers who are members in good standing of the Financial Industry Regulatory Authority (“FINRA”) to assist Placement Agent in soliciting subscribers and to share with such broker-dealers the commissions payable to Placement Agent hereunder as Placement Agent shall determine in accordance with agreements entered into directly between Placement Agent and such other broker-dealers. The Company shall not have any obligation or liability to pay commissions, fees, other compensation, or expenses to any such other broker-dealers. The Offering is subject to the terms and conditions set forth in the Company’s Securities Purchase Agreement, dated April 3, 2008, the Registration Rights Agreement, dated April 3, 2008, the Common Stock Purchase Warrant, dated April 3, 2008, and the Company’s filings with the Securities and Exchange Commission (“SEC”) each inclusive of all exhibits, all amendments, supplements and appendices thereto, if any (collectively the “Transaction Documents”).

B. The Company is offering through the Placement Agent $4,000,000 (subject to an over-allotment option of 25%) of the Company’s Common Stock on a “best efforts” basis. The Company will issue the certificates representing the Common Stock and Warrants at a closing after subscriptions for at least $4,000,000 have been received and approved by the Company and the Placement Agent and when funds from investors have cleared the banking system in the normal course of business.

C. The Offering commenced on January 25, 2008, it was suspended on March 13, 2008 and resumed on April 1, 2008, and it shall terminate on the earliest of (i) the date on which $4,000,000 in Common Stock has been sold, or (iii) April 30, 2008, unless the Company and Placement Agent mutually agree to extend the Offering up and through May 31, 2008 (the “Offering Period”). If the Offering is not sold prior to the end of the Offering Period, the Offering will be terminated and all funds received from investors will be returned thereto, without interest thereon or deduction therefrom. With respect to any subscriptions that are received by Placement Agent or accepted by the Company subsequent to the Offering Period, all funds received from investors will be returned thereto, without interest thereon or deduction therefrom. The Company reserves the right in its sole discretion to reject any subscription agreements.

2. Compensation to Placement Agent.

A. As compensation for the services to be provided the Placement Agent hereunder, the Company agrees to pay to the Placement Agent: (i) a cash fee equal to 10% of the gross proceeds of the Offering; provided, however, that for the purposes of this Section 2A, the gross proceeds of the Offering shall not include any proceeds resulting from the issuance of the Convertible Promissory Notes, and no fee whatsoever shall be paid by the Company to the Placement Agent with respect to the Convertible Promissory Notes and, provided further, that for any person or entity making an investment of $250,000 or greater the Company shall pay a cash fee of 7% instead of 10%; and (ii) a warrant to the Placement Agent or its designee(s) to purchase 15% of the Securities sold in the Offering (the “Placement Agent Warrants”). The Placement Agent Warrants shall be exercisable, for a period of seven (7) years from the Closing, at an exercise price per share equal to (100%) of the purchase price of the Securities sold in the Offering, shall have unlimited piggyback registration rights, cashless exercise and anti-dilution provisions and shall be evidenced by a registration rights agreement in form and substance reasonably satisfactory to the Company and the Placement Agent. The Placement Agent Warrants shall be executed and delivered at the Closing. If the Offering is consummated by means of more than one closing, the Placement Agent shall be entitled to the fees provided herein at and with respect to each Closing.

B. The Securities will be offered without registration under the Securities Act of 1933, as amended (the “Securities Act”). Purchasers of the Securities will be granted certain registration rights with respect to the Common Stock and Warrants as more fully set forth in the Registration Rights Agreement. Placement Agent will be granted certain registration rights with respect to the shares of Common Stock issuable upon exercise of the Placement Agent Warrants, as more fully set forth in the Placement Agent Warrants.

3.	Payment.

A. The Common Stock and Warrants shall have the terms set forth in and shall be offered by the Company by means of the Transaction Documents. Payment for the Common Stock shall be made by check, money order or wire transfer as more fully described in the Securities Purchase Agreement. The minimum purchase by any purchaser shall be $25,000, unless subscriptions for lesser amounts are accepted at the discretion of the Company and Placement Agent. Placement Agent and the Company agree that the Common Stock and Warrants will be offered and sold only to “accredited investors” within the meaning of Rule 501 of Regulation D (“Accredited Investors”) promulgated under the Securities Act and Rule 506 of Regulation D under the Securities Act.

B. All Funds received from subscriptions arranged by Placement Agent and its agents will be promptly transmitted to the escrow account set up by the Company and maintained at Capital One Bank, 24-02A Fairlawn Avenue, Fair Lawn, NJ 07410 (the “Escrow Agent”) and designated as “Capital One Bank as Escrow Agent for Smart Energy Solutions, Inc” (the “Escrow Account”). The Escrow Agent shall, upon the Closing of at least $4,000,000 (or additional closings if there shall be more than one): (i) deliver to the Company, by wire transfer of immediately available funds, the funds deposited in the Escrow Account in payment for the Securities, less the amounts payable to the Placement Agent pursuant to Section 2A above. The Placement Agent shall receive all cash compensation under this Placement Agent Agreement by wire transfer of immediately available funds directly from the Escrow Agent at the time of the Closing.

In addition, the Company will furnish to the Placement Agent copies of such agreements, opinions, certificates and other documents delivered at the Closing as the Placement Agent may reasonably request, including, without limitation, an opinion of Company counsel to the effect that the placement of the Securities was exempt from registration under the Securities Act.

C. Company and Placement Agent each reserve the right to reject any subscriber, in whole or in part, in their sole discretion. Funds received by the Company from any subscriber whose subscription is rejected will be returned to such subscriber, without deduction therefrom or interest thereon, but no sooner than such funds have cleared the banking system in the normal course of business.

D. If, at any time after the end of the Offering Period and before the first anniversary of the end of the Offering Period, the Company shall consummate a private equity and/or debt financing transaction, including any variant of the Offering, with any party contacted or identified by the Placement Agent in connection with the Offering, the Placement Agent will be entitled to payment in full of the compensation described in paragraph 2 of this Agreement as to all such parties.

4.	Representations, Warranties and Covenants of Placement Agent.

Placement Agent represents warrants and covenants as follows:

(i) Placement Agent has the necessary power to enter into this Agreement and to consummate the transactions contemplated hereby.

(ii) The execution and delivery by Placement Agent of this Agreement and the consummation of the transactions contemplated herein will not result in any violation of, or be in conflict with, or constitute a default under, any agreement or instrument to which Placement Agent is a party or by which Placement Agent is bound, or any judgment, decree, order or, to Placement Agent’s knowledge, any statute, rule or regulation applicable to Placement Agent. This Agreement constitutes the legal, valid and binding obligation of Placement Agent, enforceable against Placement Agent in accordance with its terms, except to the extent that (a) the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect and affecting the rights of creditors generally, (b) the enforceability hereof is subject to general principles of equity, or (c) the provisions hereof may be held to be violative of public policy.

(iii) Placement Agent will deliver to each Accredited Investor, prior to any submission to such person of a written offer relating to the purchase of the Common Stock, a copy of the Transaction Documents, as it may have been most recently amended or supplemented by the Company. Placement Agent agrees not to engage in any activities in connection with the Offering in any state (i) in which the Offering is not qualified for sale or exempt from qualification under the applicable securities or blue sky laws thereof; (ii) in which Placement Agent or its agents may not lawfully so engage, or (iii) in which it or its agents are not a registered broker-dealer.

(iv) Upon receipt of all executed Transaction Documents, Placement Agent will promptly forward copies of same to the Company.

(v) Placement Agent will not deliver the Transaction Documents to any person it does not reasonably believe to be an Accredited Investor, and will offer and sell the Securities only to Accredited Investors as that term is defined if Rule 501 (a) promulgated under the Securities Act. Further, Placement Agent will not make any representations on behalf of the Company to any prospective purchasers of any material fact not contained in the Transaction Documents, and will provide Company’s counsel with copies of all agreements with any of its broker-dealer agents assisting Placement Agent in the Offering.

(vi) Placement Agent will not take any action which it reasonably believes would cause the Offering to violate the provisions of the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the respective rules and regulations promulgated thereunder (the “Rules and Regulations”).

(vii) Placement Agent shall use all reasonable efforts to determine (a) whether any prospective purchaser is an Accredited Investor; and (b) that any information furnished by a prospective investor is true and accurate, provided that for this purpose the Placement Agent shall conclusively be entitled to rely upon an executed Investor Questionnaire in the form accompanying the Securities Purchase Agreement by a subscriber. Placement Agent shall have no obligation to insure that any check, note, draft or other means of payment for the Common Stock will be honored, paid or enforceable against the subscriber in accordance with its terms.

(viii) Placement Agent and the other broker-dealers that Placement Agent elects to act as its agents for this Placement are and at all times during the Offering Period will remain members in good standing of FINRA and be and remain broker-dealers registered as such under the Exchange Act and under the securities laws of the states in which the Securities will be offered or sold by Placement Agent and its agents, unless an exemption for such state registration is available to Placement Agent or its agents. Placement Agent and its agents are in compliance with all material rules and regulations applicable to Placement Agent and its agents generally and to Placement Agent’s and its agent’s participation in the Offering.

(ix) Placement Agent acknowledges that the Company is a public reporting issuer and, as such, is subject to a broad range of U.S. federal securities laws including, without limitation, prohibitions against selective disclosure of material, non-public information pursuant to Regulation FD. Placement Agent understands and agrees that the Company is relying on Placement Agent’s acknowledgement herein with respect to the confidential treatment by Placement Agent and its agents of the Transaction Documents and all of the information set forth therein and which Placement Agent otherwise may obtain from the Company and its affiliates, employees, advisors and agents.

5.	Representations, Warranties and Covenants of the Company.

The Company represents, warrants and covenants as follows:

(i) The execution, delivery and performance of each of this Agreement, the Transaction Documents and the Escrow Agreement has been or will be duly and validly authorized by the Company and is, or with respect to the Securities Purchase Agreement, will be, a valid and binding obligation of the Company, enforceable in accordance with its respective terms, except to the extent that (a) the enforceability hereof or thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect and affecting the rights of creditors generally, (b) the enforceability hereof or thereof is subject to general principles of equity; or (c) the indemnification provisions hereof or thereof may be held to be violative of public policy. The issuance, sale and delivery by the Company of the Securities have been or will be prior to the Closing duly authorized by all requisite corporate action of the Company and, when issued and paid for in accordance with this Agreement and the Transaction Documents, will be valid and binding obligations of the Company, enforceable in accordance with their respective terms, except to the extent that (a) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect and affecting the rights of creditors generally; and (b) the enforceability thereof is subject to general principles of equity.

(ii) All issued and outstanding securities of the Company have been duly authorized and validly issued, fully paid and non-assessable and were issued in compliance with all applicable federal and state securities laws; the holders thereof have no rights of rescission or preemptive rights with respect thereto and are not subject to personal liability solely by reason of being security holders; and none of such securities was issued in violation of the preemptive rights of any holders of any security of the Company. The Company as of March 27, 2008 has 500,000,000 shares of authorized Common Stock, 84,672,679 shares of which are issued and outstanding, and 1,000,000 shares of authorized Preferred Stock, none of which are outstanding.

(iii) Except as set forth in the Transaction Documents, the Company’s SEC filings or Exhibit A attached hereto, there are: (a) no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements pursuant to which the Company is or may become obligated to issue, sell or repurchase any securities of the Company; (b) no restrictions on the transfer of the Company’s capital stock imposed by the Company’s Certificate of Incorporation or By-laws or any agreement to which the Company is a party, any order of any court or any governmental agency to which the Company is subject or any statute other than those imposed by relevant state and federal securities laws; (c) no cumulative voting or preemptive rights for any of the Company’s capital stock; (d) no registration rights under the Securities Act with respect to the Company’s capital stock; (e) no anti-dilution adjustment provisions or similar rights with respect to the outstanding securities of the Company will be triggered by the issuance of the Securities; (f) no voting trusts or agreements, shareholders agreements, pledge agreements, buy-sell, rights of first offer, negotiation or refusal or proxies or similar arrangements relating to any securities of the Company to which the Company is a party; and (g) to the best of the Company’s knowledge, no options or other rights to purchase securities from its shareholders granted by such shareholders. The Company has, or shall have at the time of issuance, good and marketable title to, all the Securities contemplated in the Offering (including the Common Stock, Warrants and Placement Agent Warrants) free and clear of all liens, encumbrances, claims, security interests and defects of any nature whatsoever, except as may be specifically set forth in the Transaction Documents.

(iv) The Securities and the Placement Agent Warrants, when issued in accordance with the terms of the Securities Purchase Agreement and the terms of this Agreement, as the case may be, will be validly issued, fully-paid and non-assessable. Upon exercise of the Placement Agent Warrants in accordance with the terms thereof, the shares of Common Stock underlying the Placement Agent Warrants will be validly issued, fully-paid and non-assessable. Upon exercise of the Warrants in accordance with the terms thereof, the shares of Common Stock underlying the Warrants will be validly issued, fully-paid and non-assessable. The holders of the Securities will not be subject to personal liability under the Company’s Certificate of Incorporation or By-laws or the laws of the State of Nevada solely by reason of being such holders; the Securities are not and will not be subject to the preemptive rights of any holder of any security of the Company.

(v) There is no litigation or governmental proceeding pending or, to the best of the Company’s knowledge, threatened against, or involving the Company or its properties or business, except as set forth in the Transaction Documents or the Company’s SEC filings. The Company is not a party to any order, writ, injunction, judgment or decree of any court.

(vi) The Company is duly organized and validly exists as a corporation in good standing under its respective jurisdiction of incorporation. Except as set forth in the Transaction Documents or the Company’s SEC filings, the Company does not own or control, directly or indirectly, an interest in any other corporation, partnership, trust, joint venture or other business entity. The Company is duly qualified or licensed and in good standing as a foreign corporation in each jurisdiction in which the character of its operations requires such qualification or licensing and where failure to so qualify would have a material adverse effect on the Company. The Company has all requisite corporate power and authority, and all material and necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies (domestic and foreign) to conduct its businesses (and proposed business) as described in the Transaction Documents, and the Company is doing business in compliance with all such authorizations, approvals, orders, licenses, certificates and permits and all foreign, federal, state and local laws, rules and regulations concerning the business in which it is engaged, except where failure to so comply would not have a material adverse effect on the Company. Any disclosures in the Transaction Documents concerning the effects of foreign, federal, state and local regulation on the Company’s business as currently conducted and as contemplated are correct in all material respects and do not omit to state a material fact. The Company has all corporate power and authority to enter into this Agreement, the Transaction Documents and all agreements related to the Offering and to carry out the provisions and conditions hereof and thereof and to issue, sell and deliver the Securities. No consents, authorizations, approvals, or orders of, or registration, qualification, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection herewith and therewith or to issue, sell and deliver the Securities, other than registration or qualification, or taking such action to secure exemption from such registration or qualification of the Securities under applicable state or federal securities laws, which actions have been taken by the Company or will be taken by the Company prior to the Closing.

(vii) There has been no material adverse change in the condition or prospects of the Company, financial or otherwise, from that on the latest dates as of which such condition or prospects, respectively, are set forth in the Transaction Documents and the most recent SEC filings, and the outstanding debt and the business of the Company conforms in all material respects to the descriptions thereof contained in the Transaction Documents and/or the Company’s SEC filings.

(viii) The Company is not in breach of, or in default under, any term or provision of any indenture, mortgage, deed of trust, lease, note, loan or credit agreement or any other agreement or instrument evidencing an obligation for borrowed money, or any other agreement or instrument to which it is a party or by which it or any of its properties may be bound. The Company is not in violation of any provision of its charter or Bylaws or in violation of any franchise, license, permit, judgment, decree or order, or in violation of any statute, rule or regulation. Neither the execution and delivery of this Agreement and the Securities Purchase Agreement, nor the issuance and sale or delivery of the Securities, nor the consummation of any of the transactions contemplated herein or in the Securities Purchase Agreement, nor the compliance by the Company with the terms and provisions hereof or thereof, has conflicted with or will conflict with, or has resulted in or will result in a breach of, any of the terms and provisions of, or has constituted or will constitute a default under, or has resulted in or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any indenture, mortgage, deed of trust, note, loan or credit agreement or any other agreement or instrument evidencing an obligation for borrowed money, or any other agreement or instrument to which the Company may be bound or to which any of the property or assets of the Company is subject except where such default, lien, charge or encumbrance would not have a material adverse effect on the Company; nor will such action result in any violation of the provisions of the charter or the By-laws of the Company, any statute, order, rule or regulation applicable to the Company of any court or of any foreign, federal, state or other regulatory authority or other government body having jurisdiction over the Company.

(ix) The Securities and the Securities Purchase Agreement conform in all material respects to all statements in relation thereto contained in the Transaction Documents and/or the Company’s SEC filings.

(x) Subsequent to the dates as of which information is given in the Transaction Documents and the Company’s filings with the SEC, and except as may otherwise be indicated or contemplated herein or therein, the Company has not (a) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, (b) entered into any transaction other than in the ordinary course of business or (c) declared or paid any dividend or authorized or made any other distribution on or in respect of its capital stock.

(xi) Neither the Company nor any of its officers, directors, employees or stockholders has employed any broker or finder in connection with the transactions contemplated by this Agreement other than Placement Agent and there are no claims for services in the nature of a finder’s or origination fee with respect to the sale of the Securities.

(xii) The Company owns or possess, free and clear of all liens or encumbrances and rights thereto or therein by third parties, the requisite licenses or other rights to use all trademarks, service marks, copyrights, service names, trade names, patents, patent applications and licenses necessary to conduct its business (including, without limitation, any such licenses or rights described in the Transaction Documents and the Company’s filings with the SEC, as being owned or possessed by the Company) and there is no claim or action by any person pertaining to, or proceeding, pending or threatened, which challenges the rights of the Company with respect to any trademarks, service marks, copyrights, service names, trade names, patents, patent applications and licenses used in the conduct of the Company’s businesses (including, without limitation, any such licenses or rights described in the Transaction Documents and the Company’s filings with the SEC as being owned or possessed by the Company) except any claim or action that would not have a material adverse effect on the Company; to the best of the Company’s knowledge, the Company’s current products, services or processes do not infringe or will not infringe on the patents currently held by any third party.

(xiii) The Company is not under any obligation to pay royalties or fees of any kind whatsoever to any third party with respect to any trademarks, service marks, copyrights, service names, trade names, patents, patent applications, licenses or technology it has developed, uses, employs or intends to use or employ, other than to their respective licensors.

(xiv) Subject to the performance by Placement Agent of its obligations hereunder, and the accuracy of the representations and warranties made by the respective investors in the Securities Purchase Agreements, the Transaction Documents and the offer and sale of the Securities comply, and will continue to comply, through the Offering Period in all material respects with the requirements of Rule 506 of Regulation D promulgated by the Commission pursuant to the Securities Act and any other applicable federal and state laws, rules, regulations and executive orders. Neither the Transaction Documents nor any amendment or supplement thereto nor any other documents prepared by the Company in connection with the Offering (collectively, the “Offering Documents”) contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All statements of material facts in the Offering Documents are true and correct as of the date of the Offering Documents, or as of the respective dates of documents referred to therein, and will be true and correct in all material respects on the date of each Closing. If at any time prior to the completion of the Offering or other termination of this Agreement any event shall occur as a result of which it might become necessary to amend or supplement the Offering Documents so that they do not include any untrue statement of any material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances then existing, not misleading, the Company will promptly notify Placement Agent and will supply Placement Agent with amendments or supplements correcting such statement or omission.

(xv) All taxes which are due and payable from the Company have been paid in full and the Company does not have any tax deficiency or claim outstanding assessed or proposed against it, whether or not liquidated to a sum certain.

(xvi) The financial information of the Company included in the Company’s filings with the SEC accurately presents the financial position of the Company on the respective dates thereof.

(xvii) Neither the Company nor any of its respective officers, directors, employees or agents, nor any other person acting on behalf of the Company, has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who is or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) which (A) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, or (B) if not given in the past, might have had a materially adverse effect on the assets, business or operations of the Company as reflected in any of the financial statements contained in the Company’s filings with the SEC, or (C) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company in the future.

(xviii) Assuming (i) the accuracy of the information provided by the respective investors in the Securities Purchase Agreements and (ii) that the Placement Agent has complied in all material respects with its obligations under this Agreement and the provisions of Regulation D promulgated under the Securities Act, the offer and sale of the Common Stock pursuant to the terms of the Transaction Documents are exempt from the registration requirements of the Securities Act and the rules and regulations promulgated thereunder.

(xix) When the Common Stock, Warrants and Placement Agent Warrants shall have been duly delivered to each acquiring person or entity (including the Placement Agent) and payment shall have been made therefor, the acquiring person or entity (including the Placement Agent) shall have good and marketable title to the Common Stock, Warrants and Placement Agent Warrants, as the case may be, free and clear of all liens, encumbrances, claims, security interests and defects of any nature whatsoever (with the exception of claims arising through the acts or omissions of the purchasers and except as arising from applicable federal and state securities laws) and the Company shall have paid all taxes, if any, in respect of the original issuance thereof.

(xx) The Company understands and agrees that the foregoing representations and warranties shall conclusively be deemed material and conclusively deemed relied upon by Placement Agent. No representation or warranty by the Company in this Agreement, and no written statement contained in any document, certificate or other writing delivered by the Company to Placement Agent contains any untrue statement of material fact or omits to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

(xxi) Upon receipt of an executed Securities Purchase Agreement, the Company will promptly forward copies of the Securities Purchase Agreement to the Placement Agent if received directly by Company from any prospective investors.

(xxii) The Company will not deliver the Transaction Documents to any person it does not reasonably believe to be an Accredited Investor.

(xxiii) The Company will not intentionally take any action which it reasonably believes would cause the Offering to violate the provisions of the Securities Act, Exchange Act, or the Rules and Regulations.

(xxiv) The Company is in compliance, to the extent applicable, with all reporting obligations under Section 12(g) of the Exchange Act. The Common Stock is quoted on the Over-the-Counter Market; and the Company has filed all documents required to be filed pursuant to all reporting obligations, under either Section 13(a) or 15(d) of the Exchange Act, since May 11, 1999. None of the Company’s filings with the Commission since November 30, 2004 contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; the Company has, since November 30, 2004, timely filed all requisite forms, report and exhibits thereto with the Commission; and all reports and forms filed subsequent thereto by the Company with the Commission, no such reports contained any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

6.	Certain Covenants and Agreements of the Company.

The Company covenants and agrees at its expense, and without any expense to Placement Agent, as follows:

A. To advise Placement Agent of any adverse change in the Company’s financial condition, prospects or business or of any development materially affecting the Company or rendering untrue or misleading any material statement in the Transaction Documents occurring at any time prior to a Closing as soon as reasonably practicable after the Company is either informed or becomes aware thereof.

B. To use its best efforts to cause the Securities to be qualified or registered for sale, or to obtain exemptions from such qualification or registration requirements, on terms consistent with those stated in the Transaction Documents, the Common Stock, Warrants and the Placement Agent Warrants under the securities laws of such jurisdictions as Placement Agent shall reasonably request, provided that such states and jurisdictions do not require the Company to qualify as a foreign corporation. Qualification, registration and exemption charges and fees shall be at the sole cost and expense of the Company. The Company’s counsel shall perform the required “Blue Sky” services, and all reasonable expenses and disbursements of the Company’s counsel relating to such “Blue Sky” matters and relating to the Offering shall be paid by the Company.

C. To use the net proceeds of the Offering to fund the Company’s general working capital needs, including the ongoing development and marketing of the Company’s products. Pending utilization, the net proceeds will be invested in short-term, interest bearing investments, certificates of deposit or guaranteed United States government obligations.

D. To comply with the terms of the Securities Purchase Agreement, Common Stock, Warrants and Placement Agent Warrants, including, without limitation, the registration rights provisions thereof.

E. Neither the Company nor any of their respective officers, directors, stockholders or affiliates (within the meaning of the Rules and Regulations) will take, directly or indirectly, any action designed to, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company.

F. To issue to Placement Agent or its designees, at the Closing, the Placement Agent Warrants exercisable for a period of seven years commencing on the date of issuance and terminating on the seventh anniversary of the final Closing as evidenced by a Placement Agent Warrant of the Company executed and delivered to Placement Agent on the date of such Closing which shall provide for registration by the Company of the Placement Agent Shares.

G. To keep available out of its authorized and designated Common Stock, solely for the purpose of issuance upon the exercise or conversion of the Warrants and Placement Agent Warrants such number of shares of Common Stock, as shall then be issuable upon the exercise of all outstanding Warrants and Placement Agent Warrants.

7.	Indemnification.

The Company agrees to indemnify and hold harmless Placement Agent, its affiliates, the directors, officers, members, agents, employees and associated persons of Placement Agent and its affiliates, and each other person or entity, if any, controlling Placement Agent or any of its affiliates (collectively, “Indemnified Persons”), from and against, any losses, claims, damages, verdicts, judgments, awards, settlements and any and all other liabilities and expenses (including reasonable counsel fees and expenses, and costs of investigation) (collectively, the “Losses”) relating to or arising out of any complaint, action claim, proceeding, or investigation by any private person or entity, governmental or regulatory authority, or any self-regulatory body (collectively, “Action”), brought by or against any person, including but limited to, stockholders of the Company, (A) related to or arising out of (i) the Company’s action or failure to act, (ii) any statements or omissions made in any disclosure or other information or materials used in connection with the transaction(s) described in or contemplated by this Placement Agent Agreement (collectively, the “Transactions”) (iii) the services, commitment and/or other obligations undertaken or performed by Placement Agent arising out of this Placement Agent Agreement (collectively, “Placement Agent’s Role”), or (iii) the action or failure to act by an Indemnified Person with the Company’s consent or in reliance on the Company’s action or failure to act or (B) otherwise related to or arising out of the Transactions or Placement Agent’s Role, or any other matter referred to in this Placement Agent Agreement agreement, except that this clause (B) shall not apply to the Losses of an Indemnified Person that are determined by a court of competent jurisdiction in a final judgment not subject to appeal to have resulted from the bad faith or gross negligence of such Indemnified Person. If such indemnification is for any reason not available or insufficient to hold an Indemnified Person harmless, the Company agrees to contribute to the Losses involved in such proportion as is appropriate to reflect the relative benefits received (or anticipated to be received) by the Company, any affiliate of the Company and any guarantor of the Company’s obligations hereunder or in the Transactions and any of their securityholders, on the one hand, and any guarantor of the Company’s obligations hereunder or in the Transaction(s) to which such indemnification relates or would have related or, if such allocation is judicially determined by a court of competent jurisdiction in a final judgment not subject to appeal to be unavailable or if it is insufficient to hold an Indemnified Person harmless in such proportion as is appropriate to reflect not only such relative benefits, but also other equitable consideration such as the relative fault of the Company or any such affiliate or guarantor, on the one hand, and of Placement Agent, on the other hand; provided, however, that the Company shall be responsible for all Losses which in the aggregate are in excess of the amount of all fees actually received by Placement Agent from the Company in connection with Placement Agent’s Role as to such Transaction(s) to which such indemnification relates or would have related shall be deemed to be in the same proportion as (i) the total gross proceeds (before costs, expenses and placement compensation) received, or the total value paid or proposed to be paid or received or proposed to be received, in each case by or on behalf of the Company, each such affiliate, each such guarantor and their securityholders, as the case may be, pursuant to such Transaction(s), whether or not consummated, bears to (ii) all fees paid or proposed to be paid to Placement Agent by the Company in connection with Placement Agent’s Role as to such Transaction(s). Notwithstanding anything to the contrary herein, the Company agrees that no Indemnified Person shall have any liability to the Company or its owners, parents, affiliates, directors, officers, agents, servants, security holders and/or creditors for, any Losses of the Company.

The Company will reimburse each Indemnified Person for all expenses (including fees and disbursements of counsel) as they are incurred by such Indemnified Person in connection with investigating, preparing for or defending any Action (or enforcing this letter agreement or any related engagement agreement), whether or not in connection with pending or threatened litigation in which any Indemnified Person is a party, and whether or not such Action is brought by Placement Agent. The Company agrees that it will not settle or compromise or consent to the entry of any judgment in any pending or threatened Action in respect of which indemnification may be sought hereunder (whether or not an Indemnified Person is a party therein) unless the Company has given Placement Agent reasonable prior written notice thereof and obtained an unconditional release of each Indemnified Person from all liability arising therefrom.

The Company’s reimbursement, indemnity and contribution obligations hereunder shall be in addition to any liability that it may otherwise have, and shall insure to the benefit of any successors, assigns, heirs and representatives of any Indemnified Person. , The Company hereby consents to personal jurisdiction and venue in any court in which any Action is brought. In the event that an arbitration is commenced against an Indemnified Person in which a claim is asserted that relates to or arises out of any of the matters referred to in clause (A) or (B) of the first sentence of this Section 6, the Company agrees to arbitration of any claims Indemnified Persons may have against the Company pursuant to this letter agreement under the same rules as, and under the auspices of the same organization as, the arbitration in which the claim is asserted against the Indemnified Person. The Company acknowledges that, in connection with Placement Agent’s Role, Placement Agent is acting as an independent contractor with duties owing solely to Placement Agent. The provisions of this Section 6 shall survive any termination of the letter agreement or completion of the Transaction or Placement Agent’s Role. PLACEMENT AGENT HEREBY AGREES AND THE COMPANY HEREBY AGREES, ON ITS OWN BEHALF AND ON BEHALF OF ITS SECURITYHOLDERS, TO WAIVE ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM, COUNTER-CLAIM OR ACTION ARISING OUT OF PLACEMENT AGENT’S ROLE OR THIS PLACEMENT AGENT AGREEMENT.

8.	Conditions of the Closing.

The Closing shall be held at the offices of the Company’s counsel or such other place as determined by the Company. The obligations of Placement Agent hereunder shall be subject to the continuing accuracy of the representations and warranties of the Company herein as of the date hereof and as of the date of the Closing as if such representations and warranties had been made on and as of such Closing; the accuracy on and as of the date of each Closing of the representations, warranties and covenants of the Company made pursuant to the provisions hereof; and the performance by the Company on and as of each Closing of its covenants and obligations hereunder and to the following further conditions:

A. At and prior to the Closing, (i) there shall have been no material adverse change nor development involving a prospective change in the condition or prospects or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Transaction Documents and/or the Company’s SEC filings; (ii) there shall have been no material transaction, not in the ordinary course of business, entered into by the Company which has not been disclosed as having taken place or being contemplated in the Transaction Documents or to Placement Agent in writing; (iii) the Company shall not be in default under any provision of any instrument relating to any outstanding indebtedness for which a waiver or extension has not been otherwise received; (iv) except as set forth in the Transaction Documents or the Company’s filings with the SEC, the Company shall not have issued any securities (other than those set forth in the Transaction Documents or pursuant to the exercise of outstanding warrants or options) or declared or paid any dividend or made any distribution of its capital stock of any class and there shall not have been any material adverse change in the indebtedness (long or short term) or liabilities or obligations of the Company (contingent or otherwise); (v) no material amount of the assets of the Company shall have been pledged or mortgaged, except with respect to assets in the normal course of business and as indicated in the Transaction Documents; and (v) no action, suit or proceeding, at law or in equity, against the Company or affecting any of its properties or businesses shall be pending or threatened before or by any court or federal or state commission, board or other administrative agency, domestic or foreign, wherein an unfavorable decision, ruling or finding could materially adversely affect the businesses, prospects or financial condition or income of the Company, except as set forth in the Transaction Documents.

B. The Offering will become qualified or be exempt from qualification under the securities laws of the several states as contemplated by Section 5(B) no later than the date of the Closing and no stop order suspending the sale of the Common Stock shall have been issued, and no proceedings for that purpose shall have been initiated or threatened.

C. At the Closing, Placement Agent shall have received a certificate of the Company signed by its chief executive officer and chief financial officer, dated as of the date of the Closing, to the effect that the conditions set forth in subparagraph (C) above have been satisfied and that, as of the date of the Closing, the representations and warranties of the Company set forth herein are true and correct.

D. At the Closing, or within three (3) business days thereafter, the Company shall have duly executed and delivered the appropriate number and designation of Common Stock to the respective holders thereof.

E. At the Closing or within three (3) business days thereafter, the Company shall have executed and delivered the appropriate number of Warrants to the respective holders thereof.

F. At the Closing, the Company shall duly and validly issue the Placement Agent Warrants in accordance with the terms hereof and shall pay the Placement Agent compensation provided in Section 2(B).

9.	Termination.

This Agreement shall terminate if a Closing does not take place on or before the expiration of the Offering Period or as soon thereafter as the funds received from subscriptions have cleared the banking system in the normal course of business. Upon any termination of the Offering, all subscription documents and payments for the Securities not previously delivered to the purchasers thereof, shall be returned to the respective subscribers, without interest thereon or deduction therefrom, and neither party hereto shall have any further obligation to each other, except as specifically provided herein

10.	Miscellaneous.

A. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all which shall be deemed to be one and the same instrument. Facsimile signatures shall suffice in lieu of originals.

B. Any notice required or permitted to be given hereunder shall be given in writing and shall be deemed effective when deposited in the United States mail, postage prepaid, or when received if personally delivered, sent by overnight courier or faxed, addressed as follows:
To Placement Agent:

EKN Financial Services, Inc.
44 Wall Street - 10th Floor
New York, NY 10005
Fax: (212) 785-3416
Attention: Peter N. Christos

with a copy to:

EKN Financial Services, Inc.
135 Crossways Park Drive
Woodbury, NY 11797
Fax: (516) 369-1289
Attention: Glen Stifelman

To the Company:

Smart Energy Solutions, Inc.
210 West Parkway
Pompton Plains, NJ 07444
Fax: (973) 248-8088
Attention: Ed Braniff

with a copy to:

David Lubin & Associates
26 East Hawthorne Avenue
Valley Stream, NY 11580
Fax: (516) 887-8250
Attn: David Lubin, Esq.

or to such other address of which written notice is given to the others.

C. In addition to the Company, the Placement Agent shall have the exclusive right to publish a tombstone advertisement following the final closing of the Offering and to use it from time to time, in its marketing materials.

D. This Placement Agent Agreement was, and shall be deemed to have been, executed in the State of New York, and shall be governed by, and construed in all respects under, the laws of the State of New York, without regard to its conflict of laws rules or principles. Any suit, action, proceeding or litigation arising out of or relating to this Agreement shall only be brought and prosecuted in any New York State court sitting in the County of New York and any Federal court sitting in the Southern District of the State of New York. The parties hereby irrevocably and unconditionally consent to the jurisdiction of each such court or courts located within the State of New York and to service of process by registered or certified mail, return receipt requested, or by any other manner provided by applicable law, and hereby irrevocably and unconditionally waive any right to claim that any suit, action, proceeding or litigation so commenced has been commenced in an inconvenient forum.

E. This Agreement and the other agreements referenced herein contain the entire understanding between the parties hereto and may not be modified or amended except by a writing duly signed by the party against whom enforcement of the modification or amendment is sought. Any and all other or prior agreements between the parties are hereby merged in and subsumed by this Placement Agent Agreement.

F. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

G. The representations and warranties of the parties hereto as contained in this Agreement shall survive the closing of the Offering.

H.  This Placement Agent Agreement has been mutually drafted by the parties, and in the case of any dispute or disagreement arising out of any of the terms hereof, or language contained herein, neither party shall be entitled to a presumption against the other as the party causing this Placement Agent Agreement to be drafted.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

EKN Financial Services, Inc.

By:	/s/ Peter N. Christos
Name: Peter N. Christos
Title: Director of Investment Banking

AGREED TO AND ACCEPTED

THIS 4 DAY OF April 2008:

Smart Energy Solutions, Inc.

By:      /s/ Edward Braniff
Name: Edward Braniff
Title: Chief Financial Officer

Exhibit A

In addition to the relevant information disclosed in the Company’s filings with the Securities and Exchange Commission, the Company has:

1.	granted piggyback registration rights with respect to 2,600,000 units, each consisting of one share of common stock and one warrant, which were issued during the first quarter of 2008;

2.	37,029,528 shares of outstanding common stock that are subject to lock-up agreements, which expire on June 4, 2008; and

3.
granted certain registration rights and the right to appoint 40% of the Company’s directors to Aharon Y. Levinas, pursuant to the asset purchase agreement, dated March 23, 2005, between the Company and Mr. Levinas.

In addition, the Company has the warrants and options listed on the spread sheet below outstanding as of the date of this Placement Agent Agreement.

March 27, 2007	Stock Price	Common Stock Equivalents	Warrants & Options, etc.	Fully Diluted Basis	Paid in Capital

Preferred Stock Outstanding(1)		0	0	0	0
Common Stock Outstanding		84,622,679		84,622,679	5,279,572
Common Stock Purchase Warrants(2)	$0.45		5,555,555	5,555,555	2,500,000
Common Stock Purchase Warrants(3)	$0.75		13,740,000	13,740,000	10,305,000
Common Stock Purchase Warrants(4)	$0.75		1,150,000	1,150,000	862,500
Common Stock Purchase Warrants(5)	$0.40		2,600,000	2,600,000
Employee/Consultants Common Stock Options(6)		13,134,183		13,134,183	132,687

Total		97,756,862	23,045,555	120,802,417	19,079,759

Notes:
(1) Authorized 1,000,000 shares
(2) Expire September 2008
(3) Expire September 2008
(4) Expire June 2009
(5) Expire January 2010
(6) Exercise prices as follows: 25,000 ($0.75); 4,247,183 ($0.45); 540,000 ($0.35); 50,000 ($0.30); 4,622,000 ($0.15); 1,000,000 ($0.05); 2,650,000 ($0.00)
(7) The Company has (3) convertible notes of $500,000 each (annual interest of 15%/15%/12%) due in May, June and September of 2008.
The holder of the convertible notes has agreed to extend all notes (at the same interest rates) by one year from their respective due dates, without payment of any additional consideration.
The conversion price shall be equal to 95% of the average of the last bid and ask price of the common stock as quoted on the
Over-The-Counter-Bulletin Board or such other exchange where the common stock is quoted or listed for the five trading days prior to conversion.